 STRATIX®  | Enabling Enterprise Mobility Solutions

SUBCONTRACT NO.:  TAV1(b)OO-07-001

This Subcontract (“Agreement”) is entered into and made effective this 1 day of June, 2007 (hereinafter referred to as the effective date of the Agreement), by and between STRATIX CORPORATION hereinafter known as “Contractor”), a Georgia corporation with principal offices in Norcross, Georgia, and ORBIT ONE COMMUNICATIONS, INC. (hereinafter “Subcontractor’) a Montana corporation with headquarter offices in Bozeman, Montana. Contractor and Subcontractor hereinafter individually shall be referred to as “Party” and collectively shall be referred to as “Parties.”

WITNESSETH:

WHEREAS, Contractor has been awarded a Blanket Purchase Agreement No. ************ (the “BPA”), which has been issued by Department of Homeland Security (DHS) Federal Emergency Management Agency (FEMA) through Contractor’s General. Services Administration (“GSA”) Contract No. ********* to provide O&M services in support of the Total Asset Visibility logistics System (“TAV Program”) and

WHEREAS, Contractor has been awarded delivery order No. ************* (“Delivery Order”) under the BPA and desires to have Subcontractor perform certain data messaging services and provide data messaging hardware for GPS devices required by the Delivery Order; and

WHEREAS, Subcontractor desires to undertake the performance of the data messaging services and hardware;

NOW THEREFORE, in consideration of the promises and covenants hereinafter set forth, the Parties agree as follows:

[***] Represents confidential material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 1

Type of Subcontract

This is a Commercial Item firm-fixed, price Subcontract and Subcontractor will provide **** Globalstar Simplex Data Messaging services and provide **** required hardware for those services as required by individual Task Orders and the Statement of Work and Schedule (as listed in Attachment A) on a Fixed Price basis (“Data Messaging Services”).

Contractor agrees to purchase exclusively from Subcontractor, and Subcontractor agrees to provide **** Data Messaging Services that are ordered under the BPA and Delivery Order during the period of performance of this Agreement

ARTICLE 2

Period of Performance

2.1  The period of performance of this Subcontract shall be from June 1, 2007, and continue through December 31, 2007, or as otherwise agreed by the Parties in a properly executed, written Subcontract modification. Should services, products, supplies, or item be added to or deleted from the Statement of Work, as initiated by the Government, a formal written modification to this Subcontract, any revision to the period of performance shall be stated in such modification.

2.2  The period of performance for Delivery Orders issued under this agreement will be as defined in the Delivery Order.

2.3  This Subcontract is subject to two Option Periods and Contractor agrees to extend the period of performance for any Government-approved time period extensions of the Delivery Order.  Thirty (30)-days prior to the expiration date of the Subcontract, Contractor will give Subcontractor written notice of its intention to extend the period of performance.  These option periods are as follows:

Option Period 1: 01 January 2008 through 31 December 2008.

Option Period 2: 01 January 2009 through 31 May 2009.

2.4  Contractor agrees to extend Subcontract work under Government approved Option Periods to Subcontractor and Subcontractor agrees to accept any such Option Period extension.

[***] Represents confidential material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 3

Statement of Work and Performance or Delivery Schedule

3.1  Subcontractor shall perform the work set forth in Attachment “A,” entitled “Statement of Work and Performance or Delivery Schedule,” which is attached hereto and incorporated in this Subcontract as a part thereof.  The parties may agree to add services, products, supplies, or items to this Agreement, by executing a formal written modification to the Agreement including a revised Attachment A.

ARTICLE 4

Customer Satisfaction and Quality Standards

4.1  Definitions.  “Acceptable Quality Level” is the minimum performance of each requirement before the Government considers performance unsatisfactory.  Specification of an acceptable quality level does not allow the Contractor to knowingly provide defective service; instead, it is recognition of the fact that defective performance may sometimes occur unintentionally.  As long as performance does not fall below the specified acceptable performance level, the Government will not deduct for poor performance.

4.2  Customer satisfaction is a priority and Subcontractor’s performance on any task order must meet or exceed the Acceptable Quality Level stated in the TAV Program Performance Based Service Contract Surveillance Plan (“Surveillance Plan”) (See BPA No. **********************).  The following Surveillance Plan requirements specifically relate to Surge Support Services and Subcontractor must meet or exceed these threshold amounts:

Activity	Standard/Performance Requirement	AQL	Source	Surveillance Method
GPS Messaging Services	Accurate Messaging Data	90%	TAVCOM Reports	Periodic inspection
GPS Messaging Services	Visibility downtime due to issues with messaging data transmission	80%	TAVCOM	Periodic inspection

ARTICLE 5

Ordering

5.1  Contractor may order, from time to time, any services, products, supplies, or items that it may need in accordance with the Statement of Work and Payment Schedule in Attachment “A.”  Subcontractor is obligated to accept every such order.

5.2  Any supplies and services to be furnished under this Subcontract shall be ordered by issuance of delivery orders or task orders.  Such orders may be issued from 01 June 2007 through 31 May 2009.

[***] Represents confidential material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.3  All delivery orders or task orders are subject to the terms and conditions of this contract.  In the event of conflict between a delivery order or task order and this contact, the contract shall control.

5.4  Such order shall contain the following information:  Subcontract number, Delivery Order number; Subcontractor’s name and address; order number; specific services, products, supplies, or items covered by order, estimated labor hours; total burdened labor hour rates; total estimated costs; performance or delivery schedule, and signature, title, and telephone number of an authorized subcontractor representative.

5.5  Subcontractor shall acknowledge each order within two (2) business days after receipt.

5.6  Each order is subject to the terms and conditions of this Subcontract.

5.7  An order may be issued during the term (period of performance) of this Subcontract only.

5.8  A delivery order or task order is considered “issued” when the Contractor either provides an electronic or hardcopy order to the Subcontractor or provides telephonic notice.  In the event Contractor issues an order telephonically, Contractor shall follow up such order with a hard copy within 24 hours.

ARTICLE 6

Availability of Funds for the Next Fiscal Year (FAR 52.232-19)

The Delivery Order is subject to funding requirements and from time to time funds may not be available.  The Contractor’s obligation for performance of this Subcontract is contingent upon the availability of appropriated funds from which payment for Subcontract purposes can be made.  Individual Delivery Orders will establish funding.  Unless this Agreement is amended in writing by mutual agreement of the parties, Subcontractor is not obligated to incur expenses or make commitments in excess of the amount stated in each Delivery Order and Contractor is not obligated to compensate Subcontractor beyond the amount stated.

ARTICLE 7

Payment

7.1  The Contractor will pay the Subcontractor as follows upon the submission of invoices or vouchers approved by the Contractor:

7.2.1                      The total Estimated Subcontract Fixed Price is as follows:

Estimated Subcontract Price/                                                                               $**********

Ceiling Price

7.2.2                      The total Estimated Subcontract Price represents Contractor’s best estimate in the performance of this Subcontract.

7.2.3                      Contractor shall pay Subcontractor in accordance with the Payment Schedule specified in Attachment “A.”  For the purpose of this Subcontract, the Estimated Subcontract Price provided in this Article has been established for the term of the Subcontract.  It is understood that Subcontractor shall be paid only for items and services actually ordered not to exceed $**********.

7.2.4                      Ceiling price.  The Estimated Subcontract Price of $********** constitutes a “Ceiling Price.”  The Contractor shall not be obligated to pay the Subcontractor any amount in excess of the ceiling price in the Payment Schedule, and the Subcontractor shall not be obligated to continue performance if to do so would exceed the ceiling price set forth in the Schedule, unless and until the Contractor shall have notified the Subcontractor in writing that the ceiling price has been increased and shall have specified in the notice a revised ceiling that shall constitute the ceiling price for performance under this Subcontract.  When and to the extent that the ceiling price set forth in the Schedule has been increased, any hours expended and material costs incurred by the Subcontractor in excess of the ceiling price before the increase shall be allowable to the same extent as if the hours expended and material costs had been incurred after the increase in the ceiling price.

7.2.5                      Audit.  At any time before final payment under this Subcontract the Contractor may request a Government assist audit of the invoices or vouchers and substantiating material.  Each payment previously made shall be subject to reduction to the extent of amounts, on preceding invoices or vouchers, that are found by the auditing Government agency not to have been properly payable and shall also be subject to reduction for overpayments or to increase for underpayments.  Upon receipt and approval of the voucher or invoice designated by the Subcontractor as the “completion voucher” or “completion invoice” and substantiating material, and upon compliance by the Subcontractor with all terms of this Subcontract, the Contractor shall promptly pay any balance due the Subcontractor.  The completion invoice or voucher, and substantiating material, shall be submitted by the Subcontractor as promptly as practicable following completion of the work under this Subcontract but in no event later than 1 year (or such longer period as the Contractor may approve in writing) from the date of completion.

[***] Represents confidential material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.2.6                      Assignment.  The subcontractor, and each assignee under an assignment entered into under this Subcontract and in effect at the time of final payment under this Subcontract, shall execute and deliver, at the time of and as a condition precedent to final payment under this Subcontract, a release discharging the Contractor, its officers, agents, and employees of and from all liabilities, obligations, and claims arising out of or under this Subcontract, subject only to the following exceptions:

(a)  Specified claims in stated amounts, or in estimated amounts if the amounts are not susceptible of exact statement by the Subcontractor.

(b)  Claims, together with reasonable incidental expenses, based upon the liabilities of the Subcontractor to third parties arising out of performing this Subcontract, that are not known to the Subcontractor on the date of the execution of the release, and of which the subcontractor gives notice in writing to the Contractor not more than 6 years after the date of the release or the date of any notice to the Subcontractor that the Contractor is prepared to make final payment, whichever is earlier.

(c)  Claims for reimbursement of costs (other than expenses of the Subcontractor by reason of its indemnification of the Contractor against patent liability), including reasonable incidental expenses, incurred by the Subcontractor under the terms of this Subcontract relating to patents.

7.2.7                      Refunds.  The Subcontractor agrees that any refunds, rebates, or credits (including any related interest) accruing to or received by the Subcontractor or any assignee, that arise under the materials portion of this Subcontract and for which the Subcontractor has received reimbursement, shall be paid by the Subcontractor to the Contractor.  The Subcontractor and each assignee, under an assignment entered into under this Subcontract and in effect at the time of final payment under this Subcontract, shall execute and deliver, at the time of and as a condition precedent to final payment under this Subcontract, an assignment to the Contractor of such refunds, rebates,  or credits (including any interest) in form and substance satisfactory to the Contractor.

[***] Represents confidential material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 8

Invoicing

8.1  Invoices for payment shall be submitted no more frequently than monthly to ********* at the address reflected below.  Subcontractor shall provide monthly invoices not later than seven (7) business days after the close of any month, so that Contractor can include those invoice amounts in its related invoicing as requested by the Government.  Any invoice provided after that time limitation shall be paid in the following month.

8.2  Invoices will be mailed to:

***************

********************

******************************

*********************

8.3  Invoices shall clearly reference a unique invoice number on each invoice, period of incurred costs, and the date of the invoice. Invoices shall include the “Amount Previously Billed,” the “Amount of this Invoice,” and the “Total Amount Billed to Date” for each labor category.

8.4  Invoices (for T&M Orders) Invoices shall be signed and dated by the cognizant Contractual Representative of the Subcontractor, verifying the costs included are correct.

8.5  Each invoice shall contain the following information:  (a) Subcontract number; (b) Delivery Order number, (c) Subcontractor name and address to where payment is to be sent; (d) invoice (and order, if applicable) number; (e) items covered by invoice, including: hours expended by labor category, time period (e.g., payroll period), total burdened labor, other direct costs by line item, total burdened other direct costs, base fee, and total invoice amount, where applicable; (e) cumulative cost and fee through current invoice; and (f) signature, title, and telephone number of an authorized Subcontractor representative. Further invoicing requirements will be identified in each individual Delivery Order.  If any Subcontractor cost is disallowed by the Government at any time, Contractor shall not be liable to Subcontractor for the amount of the disallowed cost.  If any such amount has been paid by Contractor prior to a determination that it is not an allowable cost, Contractor may deduct such amount from subsequent payments to Subcontractor or may require Subcontractor to repay such amount

8.6  Unless otherwise stipulated in Attachment A, or as otherwise amended: Contractor agrees to reimburse (pay) Subcontractor’s invoices based on ******************* ****************************************************************************************************************************************************************************

[***] Represents confidential material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.7  Unless otherwise stipulated in Attachment A, or as otherwise amended:  Final payment (defined as the payment made by the Contractor to the Subcontractor, of the entire unpaid balance of the subcontract sum as adjusted by change orders) shall be made upon satisfactory completion of all work under this Subcontract and formal acceptance of such work by Contractor’s Program Manager; provided, however, that Contractor may withhold all or a portion of the final payment pending final payment to Contractor under the Delivery Order.

ARTICLE 9

Liability and Indemnity

Except in the case of indemnification obligations and/or breaches of confidentiality, in no event shall either party or its respective employees, representatives or subsidiaries be liable for any consequential, indirect, punitive, incidental, or special damages, whether foreseeable or unforeseeable, and whether based upon lost goodwill, lost profits, loss of use of money, loss of data or interruption in its use or availability, stoppage of work, impairment of assets or otherwise arising out of breach of any express or implied warranty, breach of contact, negligence, misrepresentation, strict liability in tort or otherwise, and whether based on any term in any contract document, any transaction performed or undertaken under or in connection with any contract document or otherwise.  In no event shall either party be liable for damages in excess of amounts payable to Subcontractor hereunder.

ARTICLE 10

Inspection

The Subcontractor shall only tender for acceptance those items that conform to the requirements of this contract.  The Contractor reserves the right to inspect or test any equipment that has been tendered for acceptance.  The Contractor may require repair or replacement of nonconforming equipment at no increase in contract price.  The Contractor must exercise its post acceptance rights (1) within a reasonable time after the defect was discovered or should have been discovered; and (2) before any substantial change occurs in the condition of the item, unless the change is due to the defect in the item.

ARTICLE 11

Warranties

11.1  Subcontractor represents and warrants **********************************  ****************************************************************************************************************************************** (2) that all goods and services delivered pursuant hereto will be new, unless otherwise specified, and free from defects in material and workmanship as set forth on Subcontractor’s warranty for said goods or services; (3) that all goods and services will conform to applicable specifications, drawings, and standards of quality and performance, and that all items will be free from defects in design and suitable for their intended purpose; (4) that the goods covered by this order are fit and safe for consumer use, if so intended.  All representations and warranties of Subcontractor together with its service warranties and guarantees, if any, shall run to Contractor and the Government.  The foregoing warranties shall survive any delivery, inspection, acceptance, or payment by Buyer.

11.2  Subcontractor warrants to Contractor that, for a period of no less than 12 months from Contractor’s acceptance of items delivered or services performed under this Subcontract, those products, supplies, items, or services shall:  (a) conform to all requirements of this Subcontract; (b) be free from all defects in material and workmanship; and (c) to the extent not manufactured pursuant to any design furnished by Contractor, be free from all defects in design and fit for their intended purposes.

11.3  Subcontractor hereby represents and warrants that it shall perform any and all of its obligations under this Subcontract by qualified personnel and in a manner that is professional and consistent with industry standards.

11.4  Subcontractor further agrees that, in the event of any error or defect, Subcontractor shall immediately correct such error or defect or non-conformance at no additional cost to Contractor.  This remedy is in addition to any and all other remedies which Contractor may have pursuant to this Subcontract or otherwise.

11.5  This warranty is in addition to any warranty which maybe implied or imposed by operation of law.

[***] Represents confidential material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 12

Intellectual Property

12.1  The Parties understand and agree that the BPA or Delivery Order may require Contractor to obtain certain rights in technical data and software for items delivered by subcontractors.  Subcontractor agrees to provide Contractor with rights in technical data, computer software, and software documentation, to which the Government may be entitled.

12.2  The BPA contains FAR 52.227-14 Rights in Technical Data.  Under that clause, Contractor has the responsibility to obtain from its subcontractors all data and rights therein necessary to fulfill the Contractor’s obligations to the Government.

12.3  Subcontractor agrees to comply with FAR 52.227-14 (Alt II & III).  With respect to the three data feeds ********************************************************* ******************************************************************************************** provided by Subcontractor in connection with all GPS messaging sold under this Agreement, the Parties understand and agree:  (i) that the data feeds and all associated technical data are preexisting works produced at private expense; and (ii) the Contractor and/or Government shall have “limited rights” in data and “restricted computer software rights,” as those terms are defined in FAR 52.227-14.

12.4  Work Product Produced Pursuant To Subcontract

(a)  The allocation of rights to all “data” (as defined in FAR 52.227-14) first produced by Subcontractor in connection with the performance of this Agreement using Contractor or Government funding shall be governed by FAR 52.227-14 (Alt. II & III).

(b)  The allocation of rights to all “inventions” (as defined in FAR 52.227-11) first conceived or actually reduced to practice by Subcontractor in the performance of work under this Agreement shall be governed by FAR 52.227-11.

12.5  Work Product Not Produced Pursuant To Subcontract

(a)  Subcontractor retains sole and exclusive ownership rights to all “data” and “inventions”:

(i)  first produced, conceived, or reduced to practice by Subcontractor prior to the effective date of this Agreement, or

(ii)  first produced, conceived or reduced to practice by Subcontractor in any circumstances other than in the performance of work under this Agreement using Contractor or Government funds.

[***] Represents confidential material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.6  If this Subcontract requires Subcontractor to provide “commercial software,” as that term is used in FAR Part 12, then Subcontractor shall acquire for the Contractor and Government the commercial license that is normally provided with such software, and the foregoing provisions shall not apply.

12.7  The licenses granted to Contractor under this Article also include the right to transfer the licenses to the Government, as reasonably required in connection with the Delivery Order.

12.8  Contractor agrees to preserve Subcontractor’s copyright notice thereon to the extent that such a notice was included with the original software and/or software documentation.

ARTICLE 13

Confidentiality

13.1  The Parties anticipate that it may be necessary to provide access to confidential and/or proprietary information to each other pursuant to this Agreement (“Proprietary Information”).  Proprietary Information shall be clearly identified or labeled as such by the disclosing party at the time of disclosure.  Where concurrent identification of Proprietary Information is not feasible, the disclosing party shall provide such identification as promptly thereafter as possible.

13.2  Each of the Parties agrees that it shall protect the confidentiality of the Proprietary Information of the other in the same manner as it protects it own Proprietary Information of like kind.  Disclosures of Proprietary Information shall be restricted to those individuals who are directly participating in the TAV Program.  The Parties shall return or destroy all Proprietary Information of the other upon the earlier of a request by the disclosing party or upon termination of this Agreement.

13.3  The limitations on reproduction, disclosure, or use, of Proprietary Information shall not apply to, and such party shall not be liable for, reproduction, disclosure, or use of Proprietary Information of the other where:

(a)  Prior to the receipt under this Agreement, the information was developed independently by the party receiving the Proprietary Information, or was lawfully received from other sources without an obligation of confidence, including the Customer; or

(b)  Subsequent to the receipt under this Agreement, the information (i) is published or otherwise disclosed to others by the disclosing party without restriction, (ii) has been lawfully obtained from other sources by the party that received the Proprietary Information, (iii) otherwise comes within the public knowledge or becomes generally known to the public without breach of this Agreement, or (iv) is independently developed by the party that received the Proprietary Information.

13.4  Neither the execution of this Agreement, nor the furnishing of any Proprietary Information by any party shall be construed as granting to the other party expressly, by implication, by estoppel or otherwise, any license under any invention, patent, trademark, copyright or other proprietary right now or hereafter owned or controlled by the party finishing same.

ARTICLE 14

Cyber Security

Subcontractor is responsible for compliance with the FEMA Cyber-Security, Accessibility, Enterprise Architecture and Documentation Requirements.  (See Blanket Purchase Agreement No. ****************************).

ARTICLE 15

Delays

15.1  Subcontractor Delays

(a)  In the event that Subcontractor expects that it cannot perform one of its obligations under this Subcontract in a timely fashion, it shall provide written notice thereof to Contractor immediately, which notice shall include all information known to Subcontractor relating to such delay and the date upon which Subcontractor expects to complete performance.  Such notice shall in, no way constitute an excuse of performance or a waiver of acceptance thereof.

(b)  In the event Contractor has reason to believe that Subcontractor may be unable successfully or timely to perform any of its obligations under this Subcontract Contractor may request that Subcontractor provide Contractor with adequate assurance that Subcontractor shall properly perform such obligations.  If Subcontractor is unable or fails to provide such assurance, then Contractor, upon written notification to Subcontractor, may perform in lieu of Subcontractor and deduct the cost of Contractor’s substitute performance from the amount that would otherwise be payable to Subcontractor.

[***] Represents confidential material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.2  Contractor Delays

(a)  If the performance of all or any part of Subcontractor’s obligations of this Subcontract is delayed by an act of Contractor in the administration of this Subcontract that is not expressly or impliedly authorized by this Subcontract, or by a failure of Contractor to act within the time specified in this Subcontract, or within a reasonable time if not specified, then:

(i)  an equitable adjustment shall be made in the Performance or Delivery Schedule and any other term or condition affected by the delay, and the Subcontract shall be modified, in writing, accordingly; HOWEVER,

(ii)  no adjustment shall be made pursuant to this Article for any delay to the extent that performance would have been delayed or interrupted by any other cause, including the fault or negligence of Subcontractor, or for which an adjustment is provided or excluded under any other term or condition of this Subcontract.

(b)  A claim under this Article shall not be allowed for any costs incurred more than 20 days before Subcontractor notifies Contractor in writing of the act or failure to act involved; and unless the claim, in an amount stated, is asserted in writing as soon as practicable after the termination of the delay.

15.3  Excusable Delays.  Neither Party to this Subcontract shall be liable or deemed to be in default for any delay or failure in performance under this Subcontract resulting directly or indirectly from:  Acts of God; acts of force majeure; acts of civil or military authority; fires; floods; accidents; explosions; earthquakes; strikes; labor disputes; loss or interruption of electrical power or other public utility; freight embargoes or delays in transportation; or any similar or dissimilar cause beyond its reasonable control, so long as the Government excuses such delayed performance under the Delivery Order.

[***] Represents confidential material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 16

Personnel

16.1  Contractor shall have the right to review the qualifications of and interview (in person or by telephone, as practicable) all personnel Subcontractor designates to perform work under this Subcontract.  Contractor reserves the right, in its sole discretion, to disapprove the continuing assignment of Subcontractor personnel provided hereunder.  Subcontractor shall honor the specific requests of Contractor with respect to the assignment of employees to perform Subcontractor’s obligations hereunder, if reasonable.  Subcontractor shall promptly remove any employee performing work hereunder upon request by Contractor and promptly provide a substitute employee satisfactory to Contractor.

16.2  The Parties mutually agree not to solicit for employment each other’s employees who are directly or indirectly associated with the work covered by this Subcontract for a period beginning with the execution of this Subcontract and extending for one (1) year after the termination or expiration of this Subcontract or any extension, without the prior written consent of the other Party.

ARTICLE 17

Technical Direction

17.1  The performance of work shall be subject to the technical direction of Contractor’s Program Manager.  “Technical Direction” refers to direction to Subcontractor which otherwise supplements the Subcontract’s general scope of work.  “Technical Direction” must be confined to such scope of work and shall not constitute a change or new assignment, nor supersede or modify any other provision of this Subcontract.  To be valid, technical direction:

(a)  must be consistent with the general scope of work set forth in the Subcontract;

(b)  shall not change the expressed terms, conditions, or specifications incorporated into the Subcontract; and

(c)  shall not constitute a basis for extension to the Subcontract Performance or Delivery Schedule or increase in the Subcontract Ceiling Price.

17.2  If Subcontractor believes any direction exceeds these limitations, Subcontractor shall notify Contractor in writing within two (2) days of receipt of such Technical Direction. Subcontractor shall be obligated to continue with performance as directed, notwithstanding any dispute as to whether the direction exceeds the limitation stated above.

[***] Represents confidential material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 18

Changes

18.1  Contractor’s Program Manager may, at any time, by a written order, and without notice to the sureties, if any, make changes, within the general scope of the Subcontract, in any one or more of the following:

(a)  description of services to be performed;

(b)  time of performance (i.e., hours of the day, days of the week, etc.);

(c)  place of performance of the services;

(d)  drawings, designs, or specifications when the products, supplies, or items to be furnished are to be specially manufactured for Contractor in accordance with the drawings, designs, or specifications;

(e)  method of shipment or packing of products, supplies, or items; or

(f)  place of delivery.

18.2  If any such change causes an increase in the estimated cost of, or the time required for, the performance of any part of the work under this Subcontract, whether or not changed by the order, or otherwise affects any other terms or conditions of this Subcontract, Contractor shall make an equitable adjustment and modify the Subcontract in writing with regard to:

(a)  the estimated cost and/or performance or delivery schedule;

(b)  the amount of any additional fixed fee to be paid to Subcontractor; and/or

(c)  such other terms or conditions of the Subcontract as may be affected.

18.3  Subcontractor must assert its right to an equitable adjustment under this Article within thirty (30) days from the date of receipt by Subcontractor of the written order.

18.4  Failure to agree to any equitable adjustment shall constitute a dispute within the meaning of the “Disputes” Article of this Subcontract.  However, nothing in this Article shall excuse Subcontractor from proceeding with the Subcontract as changed.

18.5  Notwithstanding the provisions of this Article, the estimated cost of this Subcontract shall not be increased or deemed to be increased except by specific written modification of this Subcontract, indicating the new estimated cost.  Until such properly executed written modification is made, Subcontractor shall not be obligated to continue performance or incur costs beyond the “Ceiling Price” established in the Article of this Subcontract addressing “Estimated Cost Award Fee, and Payment.”

ARTICLE 19

Stop Work Order

19.1  Contractor may, at any time, by written order to Subcontractor, require Subcontractor to stop all, or any part, of the work called for by this Subcontract for a period of ninety (90) days after the order is delivered to Subcontractor, and for any further period to which the Parties may agree. Any such order shall be specifically identified as a Stop Work Order issued pursuant to this Article.  Upon receipt of such a written order, Subcontractor shall forthwith comply with its terms and take all reasonable steps to minimize the incurrence of costs allocable to the work covered by the order during the period of work stoppage, but this shall not apply to prepaid services.  Within a period of ninety (90) days after a stop work order is delivered to Subcontractor, or within any extension of that period to which the Parties shall have agreed, Contractor shall either cancel the stop work order or terminate the work covered by such order in accordance with “Termination” Article of this Subcontract.

19.2  If a stop work order issued under this Article is canceled or the period of the order or any extension thereof expires, Subcontractor shall resume work. Contractor shall make an equitable adjustment in the Performance or Delivery Schedule, the Estimated Cost, the Fixed Fee, or a combination thereof, and in any other provisions of the Subcontract that may be affected, and the Subcontract shall be modified, in writing, accordingly, if:

(a)  the stop work order results in an increase in the time required for, or in Subcontractor’s costs properly allocable to, the performance of any part of this Subcontract, and

(b)  Subcontractor asserts a claim for such adjustment within thirty (30) days after the end of the period of work stoppage.

19.3  If a stop work order is not canceled and the work covered by such order is terminated for the convenience of Contractor, the reasonable costs resulting from the stop work order shall be allowed in arriving at the termination settlement.

19.4  If a stop work order is not canceled and the work covered by such order is terminated for default, Contractor shall allow, by equitable adjustment or otherwise, reasonable costs resulting from the stop work order.

19.5  Stop work orders shall not apply to prepaid services and shall not qualify Contractor for a refund or rebate of prepaid amounts.

ARTICLE 20

Termination

20.1  Termination for convenience.  The Contractor may terminate this Agreement in whole or in part without cause, in the event the Government terminates the BPA or any delivery or task order or the BPA or any delivery or task order expires.  In the event of such termination, the Subcontractor shall immediately stop all work hereunder and shall immediately cause any and all of its suppliers and subcontractors to cease work.  Subject to the terms of this contract, the Subcontractor shall be paid for all services, products, supplies, and/or items for which Contractor has ordered up to the event of termination.  The Subcontractor shall not be required to comply with the cost accounting standards or contract cost principles for this purpose.  This paragraph does not give the Contractor any right to audit the Subcontractor’s records.  The Subcontractor shall not be paid for any work performed or costs incurred which reasonably could have been avoided.  Products or services which have been prepaid will not qualify for any refund or rebate as a result of Termination for convenience.

20.2  Termination for cause.  The Contractor may terminate this contract, or any part hereof, for cause in the event of any material default by the Subcontractor, or if the Subcontractor fails to comply with and correct upon written notice within ten (10) days, any contract terms and conditions, or fails to provide the ordering activity, upon request, with adequate assurances of future performance.  In the event of termination for cause, the Contractor shall not be liable to the Subcontractor for any amount for supplies or services not accepted, and the Subcontractor shall be liable to the Contractor for any and all rights and remedies provided by law.  Contractor reserves the right to complete any portion, in whole or in part, of Subcontractor’s effort and invoice the Subcontractor for such efforts.  If it is determined that the Contractor improperly terminated this contract for default, such termination shall be deemed a termination for convenience.

20.3  Upon termination, Subcontractor shall deliver to Contractor all services, products, supplies, and/or items for which Contractor has ordered and paid Subcontractor, Contractor shall pay Subcontractor for all services, products, supplies, and/or items that Contractor has ordered and accepted.

ARTICLE 21

Disputes

The Parties agree to attempt to resolve their differences cooperatively in a spirit of friendship, good faith, and mutual respect.  In the event that the Parties are unable to promptly resolve a dispute, the Parties agree to escalate the dispute within their respective organizations for attempted resolution at each level.  The Parties agree that any claims or disputes will be submitted to non-binding mediation prior to initiation of any formal legal process.  Costs of mediation will be shared equally by the Parties.

ARTICLE 22

Records Retention and Audit

Subcontractor shall maintain records and related documentation in support of all costs incurred in the performance of any effort under this Subcontract.  Access to such records shall be made available to Government auditors and authorized representatives of the Government Contracting Officer after receipt of reasonable notice.  Such records shall be available at Subcontractor’s office(s) at reasonable times, for examination audit, and/or reproduction only by the auditing Government agency until three (3) years after final payment under this Subcontract.

ARTICLE 23

Compliance With Federal, State, and Local Laws

23.1  Subcontractor shall comply with all Federal, State, Municipal, and local laws, rules, executive orders, and regulations that may be applicable to this Subcontract, including the procurement of any necessary permits and licenses.  At the request of Contractor or the Government, Subcontractor shall furnish certificates to the effect that it has complied with said laws, rules, and regulations.

23.2  The Contractor agrees to comply with 31 U.S.C. 1352 relating to limitations on the use of appropriated funds to influence certain Federal contracts; 18 U.S.C. 431 relating to officials not to benefit; 40 U.S.C. 327, et seq., Contract Work Hours and Safety Standards Act; 41 U.S.C. 51-58, Anti-Kickback Act of 1986; 41 U.S.C. 265 and 10 U.S.C. 2409 relating to whistleblower protections; 49 U. S.C. 401 18, Fly American; and 41 U.S.C. 423 relating to procurement integrity.

ARTICLE 24

Organizational Conflicts of Interest

24.1  Definitions.

“Subcontractor” means the person, firm, unincorporated association, joint venture, partnership, or corporation that is a party to this contract.

“Subcontractor and its affiliates” and “Subcontractor or its affiliates” refers to the Subcontractor, its chief executives, directors, officers, subsidiaries, affiliates, subcontractors at any tier, and consultants and any joint venture involving the Subcontractor, any entity into or with which the Subcontractor subsequently merges or affiliates, or any other successor or assignee of the Subcontractor.

An “Organizational conflict of interest” exists when the nature of the work to be performed under a proposed ordering activity contract, without some restriction on ordering activities by the Subcontractor and its affiliates, may either (i) result in an unfair competitive advantage to the Subcontractor or its affiliates or (ii) impair the Subcontractor’s or its affiliates’ objectivity in performing contract work.

24.2  To avoid an organizational or financial conflict of interest and to avoid prejudicing the best interests of the ordering activity, ordering activities may place restrictions on the Subcontractor, its affiliates, chief executives, directors, subsidiaries and subcontractors at any tier when placing orders against the Subcontract.  Such restrictions shall be consistent with FAR 9.505 and shall be designed to avoid, neutralize, or mitigate organizational conflict of interest that might otherwise exist in situations related to individual orders placed against the schedule contract. Examples of situations, which may require restrictions, are provided at FAR 9.508.

ARTICLE 25

Assignments and Delegations

25.1  Neither this Agreement nor any interest herein may be assigned, in whole or in part, by either party without the prior written consent of the other party, except that without securing such prior consent, either party shall have the right to assign this Agreement to any successor to such party by way of merger or consolidation or the acquisition of substantially all of the entire business and assets of such party relating to the subject matter of this Agreement, provided that such successor shall expressly assume all of the obligations and liabilities of such party under this Agreement and provided further, that such party shall remain liable and responsible to the other party for the performance and observance of all such obligations.

ARTICLE 26

Subcontracting

Subcontractor shall not enter into any lower-tier subcontract work without first obtaining the Contractor’s written approval thereof.  This limitation, however, shall not apply to Subcontractor’s purchase of standard commercial supplies.

ARTICLE 27

Bankruptcy

Contractor may terminate this Subcontract for cause, in whole or in part, by written notice to Subcontractor if either Subcontractor becomes insolvent or makes a general assignment for the benefit of creditors, or a petition under any bankruptcy act or similar statute is filed by or against Subcontractor and not vacated within ten (10) days after it is filed.

ARTICLE 28

Insurance

28.1  Subcontractor shall maintain, at Subcontractor’s own expense, (1) Comprehensive General Liability Insurance (“CGLI”), (2) Professional Liability Insurance (“PLI”) for errors and omissions and (3) Worker’s Compensation Insurance in the amount of five hundred thousand dollars ($500,000) each.  Such insurance shall provide coverage for liabilities or claims for damages resulting from services performed or undertaken by Subcontractor hereunder.  Certificates of Insurance shall be furnished to Contractor from time to time upon reasonable request.

28.2  Before commencing work under this contract, the Subcontractor shall notify the Contractor in writing that the required insurance has been obtained.  The policies evidencing required insurance shall contain an endorsement to the effect that any cancellation or any material change adversely affecting the Contractor’s interest shall not be effective:  (1) For such period as the laws of the State in which this contract is to be performed prescribe; or (2) Until 30 days after the insurer or the Contractor gives written notice to the Contracting Officer, whichever period is longer.

ARTICLE 29

Independent Contractor

It is understood and agreed that Subcontractor shall provide the services, products, supplies, and/or items under this Subcontract as an independent contractor and that Subcontractor’ s employees shall not be considered employees of Contractor within the meaning or the applications of any national, provincial, state, or local laws or regulations including, but not limited to, laws or regulations covering unemployment insurance, old age benefits, worker’s compensation, industrial accidents, labor, or taxes of any kind.  Subcontractor’s personnel who are to perform the services shall be under the employment, and ultimate control, management, and supervision of Subcontractor.  It is understood and agreed that Subcontractor’s employees shall not be considered Contractor employees within the meaning or application of Contractor/employee fringe benefit programs for the purpose of vacations, holidays, pension, group life insurance, accidental death, medical, hospitalization, and surgical benefits.  Accordingly, Subcontractor shall have the sole responsibility for paying all such taxes and other amounts due under applicable laws and regulations, and all amounts due for fringe benefits, in respect of Subcontractor’s employees.  Subcontractor shall indemnify, defend, and hold Contractor harmless from any claims or liabilities, including attorney’s fees and costs of litigation to the extent caused by a breach of said responsibilities by Subcontractor.  Nothing herein contained shall be construed to imply a joint venture, partnership, or principal-agent relationship between Subcontractor and Contractor, and neither Party shall have the right, power, or authority to obligate or to bind the other in any manner whatsoever, except as otherwise agreed to in writing by the Parties

ARTICLE 30

Subcontract Administration

30.1  Notwithstanding any other provisions of this Subcontract or any document referenced herein, Contractor’s Program Manager is the only individual authorized to make the changes in or to redirect the work required by this Subcontract.  In the event Subcontractor effects any change at the direction of any other person, the change shall be considered as having been made without authority and an adjustment shall not be made in the Subcontract Estimated Cost, Fixed Fee, or the Performance or Delivery Schedule as a result thereof.  Contractor Program Manager is: **********.  Contractor must notify Subcontractor of changes in Program Manager, including name and all pertinent contact information, in writing,-within twenty-four (24) hours of change.

30.2  Where Contractor’s approval is required under the terms of this Subcontract, it shall be construed to mean the approval of Contractor’s Program Manager.

30.3  All notices and correspondence desired or required to be delivered hereunder shall be in writing and sent by either Party to the other to the following addresses:

Contractor:

*******************
*******************
***********************
*******************
Subcontractor:

*****************
*************************
******************
***************

ARTICLE 31

No Waiver of Conditions

No waiver shall be deemed-to have been made by either Party unless expressed in writing and signed by the waiving Party.  The failure of either Party to insist in any one or more instances upon strict performance of any of the terms or conditions of this Subcontract, or to exercise any option or election herein contained, shall not be construed as a waiver or relinquishment for the future of such terms, conditions, option, or election, but the same shall continue and remain in full force and effect, and no waiver by any Party of any one or more of its rights or remedies under this Subcontract shall be deemed to be a waiver of any prior or subsequent rights or remedy hereunder or at law.  All remedies afforded in this Subcontract shall be taken and construed as cumulative; that is, in addition to every other remedy available at law or in equity.

[***] Represents confidential material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 32

Documents Incorporated By Reference

The following documents are being incorporated by reference:  Exhibits 3 and 4 to Blanket Purchase Agreement No. ****************, Delivery Order No. ***************; Attachment “A,” entitled “Statement of Work, Payment Schedule and Pricing”; Attachment “B,” entitled “Other Incorporated Clauses”; Orbit One Statement of Warranty and Returns Procedure; and Orbit One General Terms and Conditions.

ARTICLE 33

Applicable Law and Interpretation of Subcontract

33.1  Irrespective of the place of performance or delivery, the provisions in the FAR and/or supplemental agency clauses incorporated into the Subcontract shall be construed and interpreted according to the Federal common law of Government contracts, as enunciated and applied by Federal judicial bodies, agency boards of contract appeals, and quasi-judicial agencies of the Federal government.  To the extent that the Federal common law of Government contracts is not dispositive or other clauses are in dispute, the laws of Georgia shall govern.

33.2  This Subcontract constitutes the entire agreement between Contractor and Subcontractor and rescinds all communications, oral or written, between Contractor and Subcontractor in relation to the subject matter of this Subcontract, including any prior existing teaming agreements.  No other agreement or understanding exists between Contractor and Subcontractor except as set forth in this Subcontract.  These terms and conditions shall prevail notwithstanding any additional or different terms and conditions of any order submitted by Contractor in respect to the services, products, supplies, and/or items to be provided.  No agreement, modification, or understanding varying or extending the terms or conditions of this Subcontract shall be binding, unless reduced to writing and properly executed by both Parties.

33.3  Should any Article, term, or condition of this Subcontract be found to be illegal, invalid, or unenforceable, such finding shall not affect the legality, validity, or enforceability of any other Article, term, or condition of this Subcontract.  Furthermore, this Subcontract shall be construed as though such illegal, invalid, or unenforceable Article, term, or condition had not been included herein.

33.4  Unless otherwise stated, all periods of days referred to in this Subcontract shall be measured in calendar days.

33.5  The Article headings and subheadings set forth in this Subcontract are for the convenience of the Parties, and in no way define, limit, or describe the scope or intent of this Subcontract and are to be given no legal affect.

[***] Represents confidential material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 34

Order of Precedence

The following order of precedence shall govern in the event of a conflict or inconsistency between the Articles in or the Attachments to this Subcontract

(a)  Articles 1 through 33 of this Subcontract;

(b)  Attachment “A,” entitled “Statement of Work, Payment Schedule and Pricing”;

(c)  Attachment “B,” entitled “Other Incorporated Clauses” and the clauses incorporated therein.

(d)  Subcontractor proposal to Contractor (dated June 1, 2007) and Quotation for Product and Services for 2007/ Phase IB (dated November 21, 2006).

(e)  Orbit One Statement of Warranty and Returns Procedure.

(f)  Orbit One General Terms and Conditions.

IN WITNESS WHEREOF, the Parties have executed this Subcontract by their duly authorized officers as of this 31st day of May, 2007.

***********	****************
By: Stratix Corporation	By: Orbit One Communications
***********	***************
***	*************

[***] Represents confidential material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment A:

Statement of Work, Payment Schedule and Pricing

(Attachment A omitted in its entirety)

***

[***] Represents confidential material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment B:

Other Incorporated Clauses

1.           FAR/Agency Contract Clauses.  The FAR and supplemental agency clauses, as in effect on the date of the Delivery Order, which are included in the Delivery Order and are applicable to this Subcontract as written are hereby incorporated by reference into this Subcontract.  The obligations of Contractor to the Government as provided in said clauses we deemed to be the obligations of the Subcontractor to Contractor, as appropriate.  Whenever necessary to make the context of the FAR and supplemental agency clauses applicable to this Subcontract, unless stated otherwise, the term “Contractor” shall mean Subcontractor, the term “Contract shall mean this Subcontract, and the term “Government,” “Contracting Officer,” and equivalent phrases shall mean Contractor.  These clauses are:

(52.202-1)	DEFINITIONS (JULY 2004)
(52.209-6)	PROTECTING THE GOVERNMENT’S INTEREST WHEN SUBCONTRACTING WITH CONTRACTORS DEBARRED, SUSPENDED, OR PROPOSED FOR DEBARMENT (JAN 2005)
(52.222-26)	EQUAL OPPORTUNITY (APR 2002)
(52-222-35)	EQUAL OPPORTUNITY FOR SPECIAL DISABLED VETERANS, VETERANS OF THE VIETNAM ERA, AND OTHER ELIGIBLE VETERANS (DEC 2001)
(52.222-36)	AFFIRMATIVE ACTION FOR WORKERS WITH DISABILITIES (JUN 1998)
(52.222-41)	SERVICE CONTRACT ACT OF 1965, AS AMENDED (MAY 1989)
(52.227-14)	RIGHTS IN DATA-GENERAL (JUN 1987) (ALT II & III DEVIATION - MAY 2003)
(52.237-1)	SITE VISIT (APR 1984)
(52.237-3)	CONTINUITY OF SERVICES (JAN 1991) ((DEVIATION - MAY 2003)
(52.246-4)	INSPECTION OF SERVICES-FIXED-PRICE (AUG 1996) (DEVIATION - MAY 2003)
(552.203-71)	RESTRICTION ON ADVERTISING (SEP 1999)
(552.232-78)	PAYMENT INFORMATION (JUL 2000)
These incorporated FAR and agency clauses are in addition to those FAR clauses specifically set forth in the Articles of this Subcontract.

EXHIBIT 3

BPA **************

Total Asset Visibility
Phase 1b

Performance Based Service Contract (PBSC)
Surveillance Plan

(Exhibit 3 Omitted in its Entirety)

***

[***] Represents confidential material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 4

FEMA TAV Phase 1b
Statement of Objectives

(Exhibit 4 Omitted in its Entirety)

***

[***] Represents confidential material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.